The Universal Institutional Funds
Rule 10f-3 Transactions
"January 1, 2002 - June 30, 2002"
			USD
			PRICE
	PARTICIPATING	TRADE	PER
UNDERWRITING	PORTFOLIO(s)	DATE	SHARE


Rep. Of Philippines  Emerging Market Debt	1/9/02	99.331

Ford Capital Trust Cvt. Global Value Equity 1/24/02 50.00

Polycom	Mid Cap Value	1/29/02	31.20

Carolina Group	Equity Growth	1/31/02	28.00
Carolina Group	Global Value Equity	1/31/02	28.00
Carolina Group	Technology 	1/31/02	28.00
Carolina Group	Mid Cap Growth	1/31/02	28.00
Carolina Group	Mid Cap Value	1/31/02	28.00

PETCO Animals Supply Inc.	Equity Growth	2/21/02	19.00
PETCO Animals Supply Inc.	Mid Cap Growth	2/21/02	19.00

Rep. Of Malaysia	 Emerging Markets Debt	3/5/02	1.0477

Rep. Of Phillippines	 Emerging Markets Debt	3/5/02	0.9935

Alcon	MidCap Growth	3/20/02	33.00

Cia Val Do Rio Doce	Emerging Markets 3/20/02	24.50

Traveler's Property Casualty	Global Value Equity 3/21/02

Jetblue Airways	Equity Growth	4/29/02	27.00
Jetblue Airways	Technology	4/29/02	27.00

Premcor	Equity Growth	4/29/02	24.00
Premcor	Technology	4/29/02	24.00

Sabre Holdings Corp.	Technology	4/4/02	44.50
	Mid Cap Growth	4/4/02	44.50


Lin TV Inc.	Mid Cap Value	5/3/02	22.00
	Equity Growth		22.00
	Technology		22.00

El  Paso	Value	6/20/02	19.95


	 	PURCHASED	AMOUNT OF
	SHARES	FROM	OFFER


	" 620,000 "	 CS First Boston "750,000,000"

	" 2,500 "	Goldman Sachs	"90,000,000"

	" 13,800 "	Thomas Weisel Partners	"7,000,000"

	" 13,700 "	JPMorgan 	"31,275,000"
	" 2,400 "	Schroder / Sal Smith Barney "31,275,000"
	" 4,800 "	JPMorgan 	"31,275,000"
	" 3,100 "	Salomon Smith Barney	"31,275,000"
	" 16,700 "	Salomon Smith Barney	"31,275,000"

	" 9,200 "	Merrill Lynch 	"14,500,000"
	" 1,000 "	Merrill Lynch 	"14,500,000"

	" 830,000 "	UBS Warburg	"750,000,000"

	" 1,180,000 "	HSBC	"1,000,000,000"

	" 4,500 "	CS First Boston	"69,750,000"

	" 13,500 "	Merrill Lynch 	"68,511,164"

	" 11,805 "	Schroder/Sal Smith Barney

	 400 	Merrill Lynch 	"5,500,000"
	 100 	Merrill Lynch

	 600 	CS First Boston	"15,000,000"
	 200 	CS First Boston

	" 3,100 "	Bank of America Secs "8,000,000"
	" 1,500 "	JP Morgan 	"8,000,000"

	" 2,300,000 "	JPMorgan	"1,000,000,000"

	" 16,400 "	Deutsche Bank	"14,650,000"
	" 3,500 "	Bear Stearns
	" 4,900 "	Bear Stearns

	" 7,000 "	First Boston	"45,000,000"

(1) All transactions were
 completed in accordance
with Rule 10f-3 and Board
approved Rule 10f-3 procedures.